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                                                                    EXHIBIT 99.1

[SANTARUS LOGO]

COMPANY CONTACT:                            INVESTOR CONTACT:
Debra P. Crawford                           Lippert/Heilshorn & Associates, Inc.
Chief Financial Officer                     Jody Cain (jcain@lhai.com)
Santarus, Inc.                              Bruce Voss (bvoss@lhai.com)
(858) 314-5708                              (310) 691-7100


FOR IMMEDIATE RELEASE

              SANTARUS ANNOUNCES APPOINTMENTS TO BOARD OF DIRECTORS

SAN DIEGO (SEPTEMBER 27, 2004) - Santarus, Inc. (NASDAQ: SNTS) today announced the appointment of Kent Snyder as a director of the company. Mr. Snyder also will serve as a member of the company's nominating/corporate governance committee. This appointment fills the board seat being vacated by Frederik Vincent van der Have, a partner at the venture capital firm Life Sciences Partners. With this announcement the number of directors remains at seven, with a six-member independent majority.

Mr. Snyder brings to Santarus more than 25 years of management and industry experience. Since 2003 he has served as president, chief executive officer and board member of Senomyx, Inc. (NASDAQ: SNMX), a San Diego biotechnology company. He previously held various senior marketing and business development posts during a 10-year tenure with Agouron Pharmaceuticals, Inc., now a Pfizer company, including president of global commercial operations, senior vice president of commercial affairs and vice president of business development. Additionally, he served in sales and marketing capacities at Marion Laboratories and at Roche Laboratories. Mr. Snyder received a B.S. from the University of Kansas and an M.B.A. from Rockhurst College.

"We are exceptionally pleased to attract high caliber board members such as Kent, and we expect to receive valuable counsel from his extensive management and marketing experience as we prepare for the launch of our first ZEGERID(TM) product and beyond," said David F. Hale, chairman of the board of Santarus. "Kent joins a talented board that was further strengthened by the election of Daniel Burgess at our annual meeting of stockholders held this past July."

Mr. Burgess currently holds the positions of chief operating officer and chief financial officer at Hollis-Eden Pharmaceuticals, Inc. (NASDAQ: HEPH), a San Diego biopharmaceutical company. He previously served in various senior management positions including vice president and chief financial officer of Nanogen Inc. (NASDAQ: NGEN). Mr. Burgess holds a B.A. in economics from Stanford University and an M.B.A. from Harvard Business School.

"On behalf of the Santarus board of directors, I would like to thank Frederik for his service," added Mr. Hale. Following his resignation, Mr. van der Have plans to focus more of his time and effort on the management of the Life Sciences Partners funds.
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ABOUT SANTARUS

Santarus, Inc. is a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products for the prevention and treatment of gastrointestinal diseases and disorders. In June 2004, the company received U.S. Food and Drug Administration (FDA) approval to market its first product, ZEGERID 20mg Powder for Oral Suspension, and the company has an NDA under review by the FDA for ZEGERID 40mg Powder for Oral Suspension. The company also is developing capsule and chewable tablet formulations. The company's products are immediate-release formulations of omeprazole, a widely prescribed proton pump inhibitor. More information about Santarus is available on the company's Web site at www.santarus.com.

Santarus cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus' business, including, without limitation: the performance and composition of Santarus' board of directors; difficulties or delays in development, testing, manufacturing and marketing of, and obtaining regulatory approval for, Santarus' products; unexpected adverse side effects or inadequate therapeutic efficacy of Santarus' products that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; the scope and validity of patent protection for Santarus' products; Santarus' ability to commercialize its products without infringing the patent rights of others; competition from other pharmaceutical or biotechnology companies; Santarus' ability to obtain additional financing to support its operations; and other risks detailed in Santarus' Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on August 13, 2004.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Santarus(R) and ZEGERID(TM) are trademarks of Santarus, Inc.


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